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                                                                    EXHIBIT 23.4


                          CONSENT OF ERNST & YOUNG LLP


The Board of Directors and Stockholders
Pioneer Natural Resources Company


     We consent to the reference to our firm under the caption "Independent Auditors and Independent Petroleum Consultants," included in the Proxy Statement/Prospectus of Pioneer Natural Resources Company and Pioneer Natural Resources USA, Inc. that is made a part of Amendment No. 3 to the Registration Statement of Pioneer Natural Resources Company (Form S-4 filed on September 21,
2001) for the registration of its common stock. We also consent to (1) the incorporation by reference therein of our report dated January 29, 2001, with respect to the consolidated financial statements of Pioneer Natural Resources Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission and (2) the inclusion of our reports dated March 9, 2001, with respect to the financial statements of the Partnerships listed on pages 4 and 5 of the Proxy Statement/Prospectus, in the Supplemental Information of each partnership to the Proxy Statement/Prospectus.


Dallas, Texas

September 20, 2001


                                                        [/s/ Ernst & Young LLP]

                                                        Ernst & Young LLP